EXHIBIT 99.1

Qumu Reports Third Quarter 2021 Financial Results
Continued Execution of Cloud Growth Strategy Drives 19% Year-over-Year Increase in Subscription ARR and Strong SaaS Metrics

MINNEAPOLIS – October 28, 2021 – Qumu Corporation (Nasdaq: QUMU), a leading provider of cloud-based enterprise video technology for organizations of all sizes, today reported financial results for the third quarter ended September 30, 2021.
Q3 2021 and Recent Operational Highlights
•Formed a partnership with TD SYNNEX, a leading distributor and solutions aggregator for the IT ecosystem, to bring Qumu’s Video Engagement Platform to its network of more than 150,000 resellers.
•Launched a world-class global channel program with JS Group, leaders in channel strategy, expanding Qumu’s reach into more medium and large enterprises.
•Added on-demand video transcriptions and AI-enabled, automatic captioning for on-demand video to the Qumu platform.
•Launched customer-defined encryption keys, giving users additional options for how they control and secure their video content.
•Introduced moderated question and answer widget for more engagement before, during and after live video events.

Q3 2021 Financial Highlights
•SaaS ARR grew to $13.1 million (up 19% YOY)
•Gross margin improved to 76% in Q3 2021 from 74% in Q2 2021.
•Revenue in Q3 2021 was $6.4 million, an increase of 10% from $5.9 million in Q2 2021.
•Subscription, maintenance, and support revenue in Q3 2021 increased 2% to $5.1 million from $5.0 million in Q2 2021.
•Operating expenses decreased 9% compared Q2 2021.
~~•~~Strong balance sheet at the end of Q3 2021 with $18.2 million of cash and cash equivalents and no borrowings on the company’s revolving credit facility.

Q3 2021 Key Performance Indicators
•Software-as-a-Service (SaaS) Annual Recurring Revenue (SaaS ARR) increased 19% to $13.1 million in Q3 2021 from $11.0 million in Q3 2020.
•SaaS customer retention metrics:
◦Gross Renewal Rate (GRR): 94% at end of Q3 2021 compared to 91% at end of Q3 2020.
◦Net Renewal Rate (NRR): 119% at end of both Q3 2021 and Q3 2020.
◦Dollar Value Retention: 101% at end of Q3 2021 compared to 99% at end of Q3 2020.

Management Commentary
“Our strong financial results for the third quarter reflect the continued execution of our strategic plan to grow our cloud business and scale our SaaS recurring revenue base,” said Qumu President and CEO TJ Kennedy. “Today, we have a growing SaaS ARR business, which totaled $13.1 million at quarter end, up 13% year-to-date and 19% year-over-year. At the same time, as a result of the cost-optimization measures we implemented in the quarter, we were able drive a 9% sequential decrease in operating expenses and an approximate $3 million decrease in cash burn during the period. Operationally, our partner and direct sales motions are gaining traction, while our customer success efforts are deepening relationships and driving growth in our subscription ARR and cloud conversions.”
Rose Bentley, Qumu’s Chief Operating Officer, commented: “One of our most important growth initiatives involves extending Qumu's footprint and value to customers through strategic partnerships and alliances. All of our new customers in Q3 were partner led, demonstrating the early traction of this partner-first strategy; long term, we believe strongly in the channel’s ability to materially enhance our direct sales efforts. Importantly, the partner-led process creates less friction and shortens sales cycles because our partners know their customers’ needs, and already have a contractual relationship in place. It’s because of this dynamic that we have placed even more emphasis on expanding our channel-led salesforce to scale our customer footprint and create new revenue streams for Qumu more rapidly.”
“Beyond the critical role partnerships are playing, our customer success team remains an equally important component of our go-forward strategy,” said Kennedy. “This new group has been key in retaining customers, securing more on-time renewals, and driving expansion over the past several months. In Q3 we had a company-best result in on-time renewals, surpassing the previous record we achieved just last quarter. Our customer success initiatives have also led to expansion with existing customers, supporting increased retention of our SaaS customers, and propelling the SaaS subscription engine we’re building.”
Kennedy continued: “Our partner and direct go-to-market motions, targeting both large and medium enterprises, are gaining traction. The execution of our strategic plan has enabled us to deliver robust SaaS growth and generate momentum heading into the remainder of the year and into 2022. Looking ahead, we remain on track to achieve our SaaS ARR growth and revenue mix targets, including growing our SaaS recurring revenue as a percentage of our total revenue to 50% this year, 60% by the end of 2022, and 70% by the end of 2023. Longer term, we are confident that Qumu will emerge as a subscription driven, growth company operating at scale, benefiting from high-margin recurring revenues, sustainable and growing adjusted EBITDA, and net income profitability.”
Third Quarter 2021 Financial Results
Revenue for Q3 2021 was $6.4 million, an increase of 10% compared to $5.9 million in Q2 2021 and a decrease of 3% compared to $6.6 million in Q3 2020. The year-over-year decrease resulted as management placed less emphasis on pursuing perpetual license sales, for which revenue is recognized upon delivery, as part of the Company's accelerated implementation of its SaaS-focused strategic plan, which results in ratable recognition of revenue through subscription terms.
Subscription, maintenance, and support revenue for Q3 2021 was $5.1 million, an increase of 2% compared to $5.0 million in Q2 2021 and an increase of 1% compared to $5.0 million in Q3 2020. The year-over-year increase resulted from on-premise to cloud conversions as well as incremental cloud customer expansions.
Gross margin in Q3 2021 was 76%, an improvement compared to 74% in Q2 2021 and 75% in Q3 2020. The gross margin percentage increase was primarily due to improvements to more SaaS in our sales mix.
Net loss in Q3 2021 totaled $(3.7) million, or $(0.21) loss per basic and diluted share. This compares to net loss of $(4.3) million, or $(0.24) loss per basic share and $(0.30) loss per diluted share, for Q2 2021 and net loss of $(1.9) million, or $(0.14) loss per basic and diluted share, in Q3 2020.

Adjusted EBITDA loss, a non-GAAP measure, in Q3 2021 was $(3.5) million, compared to $(4.5) million in Q2 2021 and $(839,000) in Q3 2020.
As of September 30, 2021, the company had cash and cash equivalents of $18.2 million and no borrowings on the company’s revolving credit facility.
Business Outlook
Qumu provides guidance based on current market conditions and expectations. The Company emphasizes that its guidance is subject to various important cautionary factors referenced in the section entitled "Forward-Looking Statements" below, including risks and uncertainties associated with the Company’s strategic plan and the COVID-19 pandemic, such as trends in distributed remote and hybrid work impacting enterprise technology adoption and procurement.
To give insight into the progress of Qumu’s SaaS business transformation, the Company provides a business outlook based on the percentage of recurring revenue comprised of SaaS revenue. Qumu management reiterated its expectation that SaaS recurring revenue will comprise approximately 60% of its overall recurring revenue mix by the end of 2022, with targeted growth to approximately 70% by the end of 2023.
Reclassification of Recurring Term Software License Revenue
During Q3 2021, the Company reclassified revenue recognized for recurring term software license agreements from service revenue to software licenses and appliances revenue, similar to perpetual software licenses. These recurring term software licenses have significant standalone functionality and, subsequent to delivery of the software, Qumu's activities do not substantively change the functionality and do not significantly affect the use of the software delivered. Amounts and percentages following the reclassification for previous quarters for the current and prior years are as follows:

	Three Months Ended
	Mar 31, 2020	Jun 30, 2020	Sep 30, 2020	Dec 31, 2020	Mar 31, 2021	Jun 30, 2021
Revenue:
Software licenses and appliances	$1,555	$4,294	$887	$811	$121	$228
Subscription, maintenance and support	4,145	4,440	5,010	5,175	4,966	4,992
Total service	4,672	5,040	5,743	6,070	5,699	5,639
Gross profit:
Software licenses and appliances	$907	$2,817	$668	$627	$57	$165
Service	3,233	3,577	4,308	4,582	4,196	4,153
Gross margin:
Software licenses and appliances	58%	66%	75%	77%	47%	72%
Service	69%	71%	75%	76%	74%	74%

Conference Call
Qumu executive management will host a conference call today (October 28, 2021) at 4:30 p.m. Eastern time.
U.S. Dial-In Number: +1.833.644.0679
International Dial-In Number: +1.918.922.6755
Investors can also access a webcast of the live conference call by linking through the investor relations section of the Qumu website at https://ir.qumu.com. The webcast will be archived on Qumu’s website for one year.

Non-GAAP Information
To supplement the company's condensed consolidated financial statements presented on a GAAP basis, the company uses adjusted EBITDA, a non-GAAP measure, which excludes certain items from net loss, a GAAP measure. Adjusted EBITDA excludes items related to interest income and expense, the impact of income-based taxes, depreciation and amortization, stock-based compensation, change in fair value of derivative and warrant liabilities, foreign currency gains and losses, other non-operating income and expenses, and transaction-related expenses.
The company uses both GAAP and non-GAAP measures when planning, monitoring, and evaluating the company’s performance. The company believes that adjusted EBITDA is useful to investors because it provides supplemental information that allows investors to review the company's results of operations from the same perspective as management and the company's board of directors. Non-GAAP results are presented for supplemental informational purposes only for understanding our operating results. The non-GAAP results should not be considered a substitute for financial information presented in accordance with generally accepted accounting principles and may be different from non-GAAP measures used by other companies.
See the attached Supplemental Financial Information for a reconciliation of net loss, a GAAP measure, to adjusted EBITDA, a non-GAAP measure, for the three and nine months ended September 30, 2021 and 2020.
About Qumu
Qumu (Nasdaq: QUMU) is a leading provider of best-in-class tools to create, manage, secure, distribute and measure the success of live and on-demand video for the enterprise. The Qumu Cloud platform enables global organizations to drive human engagement, increase access to and insights from video use, and modernize the workplace by providing a more efficient and effective way to share knowledge.
Forward-Looking Statements
This press release contains forward-looking statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Any statements contained in this press release that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the foregoing, words such as “may,” “will,” “expect,” “believe,” “anticipate,” or “estimate” or comparable terminology are intended to identify forward-looking statements. Forward-looking statements are subject to various risks and uncertainties that could cause actual results to differ materially from those expressed or implied in such statements.
Such forward-looking statements include, for example, statements about: the expected use and adoption of video in the enterprise, the impact of COVID-19 on the use and adoption of video in the enterprise, the Company’s future revenue and operating performance, cash balances, future product mix or the timing of recognition of revenue, the demand for the Company’s products or software, or the success of go-to-market strategies or the other initiatives in the Company’s strategic plan. The risks and uncertainties that could cause actual results to differ materially from those expressed or implied in these forward-looking statements include the risk factors described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020, and other factors set forth in the Company’s filings with the Securities and Exchange Commission.
The forward-looking statements in this press release speak only as of the date of this press release. Except as required by law, Qumu assumes no obligation to update or revise these forward-looking statements for any reason, even if new information becomes available in the future, except as required by law.
Investor Contact:
Matt Glover or Tom Colton
Gateway Investor Relations
QUMU@gatewayir.com
+1.949.574.3860

QUMU CORPORATION
Condensed Consolidated Statements of Operations
(unaudited - in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Revenues:
Software licenses and appliances	$742	$887	$1,091	$6,736
Service	5,683	5,743	17,021	15,455
Total revenues	6,425	6,630	18,112	22,191
Cost of revenues:
Software licenses and appliances	63	219	190	2,344
Service	1,481	1,435	4,470	4,337
Total cost of revenues	1,544	1,654	4,660	6,681
Gross profit	4,881	4,976	13,452	15,510
Operating expenses:
Research and development	2,305	2,105	6,519	5,973
Sales and marketing	4,490	2,044	14,139	6,443
General and administrative	1,881	2,142	6,550	7,055
Amortization of purchased intangibles	163	165	488	492
Total operating expenses	8,839	6,456	27,696	19,963
Operating loss	(3,958)	(1,480)	(14,244)	(4,453)
Other income (expense):
Interest expense, net	(12)	(33)	(81)	(38)
Decrease (increase) in fair value of derivative liability	—	(1)	37	104
Decrease (increase) in fair value of warrant liability	94	(332)	1,469	(730)
Gain on sale of BriefCam	50	—	50	—
Other, net	4	(55)	(23)	(252)
Total other income (expense), net	136	(421)	1,452	(916)
Loss before income taxes	(3,822)	(1,901)	(12,792)	(5,369)
Income tax benefit	(77)	(43)	(276)	(147)
Net loss	$(3,745)	$(1,858)	$(12,516)	$(5,222)

Net loss per share – basic:
Net loss per share – basic	$(0.21)	$(0.14)	$(0.72)	$(0.39)
Weighted average shares outstanding – basic	17,872	13,579	17,358	13,555
Net loss per share – diluted:
Loss attributable to common shareholders	$(3,788)	$(1,858)	$(13,985)	$(5,516)
Net loss per share – diluted	$(0.21)	$(0.14)	$(0.80)	$(0.41)
Weighted average shares outstanding – diluted	17,881	13,579	17,525	13,575

QUMU CORPORATION
Condensed Consolidated Balance Sheets
(unaudited - in thousands)

	September 30,	December 31,
Assets	2021	2020
Current assets:
Cash and cash equivalents	$18,199	$11,878
Receivables, net	4,703	5,612
Contract assets	430	467
Income taxes receivable	393	479
Prepaid expenses and other current assets	2,142	2,302
Total current assets	25,867	20,738
Property and equipment, net	373	249
Right of use assets – operating leases	194	332
Intangible assets, net	1,574	2,143
Goodwill	7,366	7,455
Deferred income taxes, non-current	19	19
Other assets, non-current	402	490
Total assets	$35,795	$31,426
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable and other accrued liabilities	$2,495	$2,705
Accrued compensation	1,227	2,145
Deferred revenue	11,442	12,918
Operating lease liabilities	709	735
Financing obligations	96	406
Note payable	—	1,800
Derivative liability	—	37
Warrant liability	881	2,910
Total current liabilities	16,850	23,656
Long-term liabilities:
Deferred revenue, non-current	2,144	3,488
Income taxes payable, non-current	624	608
Operating lease liabilities, non-current	82	554
Financing obligations, non-current	126	75
Other liabilities, non-current	160	160
Total long-term liabilities	3,136	4,885
Total liabilities	19,986	28,541
Stockholders’ equity:
Common stock	178	138
Additional paid-in capital	104,995	79,489
Accumulated deficit	(86,844)	(74,328)
Accumulated other comprehensive loss	(2,520)	(2,414)
Total stockholders’ equity	15,809	2,885
Total liabilities and stockholders’ equity	$35,795	$31,426

QUMU CORPORATION
Condensed Consolidated Statements of Cash Flows
(unaudited - in thousands)

	Nine Months Ended September 30,
	2021	2020
Operating activities:
Net loss	$(12,516)	$(5,222)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	738	935
Loss on disposal of property and equipment	3	—
Stock-based compensation	1,403	620
Accretion of debt discount and issuance costs	35	52
Gain on sale of BriefCam, Ltd.	(50)	—
Decrease in fair value of derivative liability	(37)	(104)
Increase (decrease) in fair value of warrant liability	(1,469)	730
Deferred income taxes	—	9
Changes in operating assets and liabilities:
Receivables	913	(1,107)
Contract assets	37	296
Income taxes receivable / payable	107	70
Prepaid expenses and other assets	264	268
Accounts payable and other accrued liabilities	(607)	(629)
Accrued compensation	(915)	617
Deferred revenue	(2,800)	4,338
Other non-current liabilities	—	264
Net cash used in operating activities	(14,894)	1,137
Investing activities:
Proceeds from sale of BriefCam, Ltd.	50	—
Purchases of property and equipment	(216)	(68)
Net cash used in investing activities	(166)	(68)
Financing activities:
Proceeds from line of credit	1,840	—
Payment on line of credit	(1,840)	—
Principal payments on term loan	(1,833)	—
Principal payments on financing obligations	(342)	(286)
Payment of debt issuance costs	(25)	—
Net proceeds from common stock issuance	23,085	—
Proceeds from issuance of common stock under employee stock plans	545	238
Common stock repurchases to settle employee withholding liability	(47)	(160)
Net cash provided by (used in) financing activities	21,383	(208)
Effect of exchange rate changes on cash	(2)	(148)
Net increase (decrease) in cash and cash equivalents	6,321	713
Cash and cash equivalents, beginning of period	11,878	10,639
Cash and cash equivalents, end of period	$18,199	$11,352

QUMU CORPORATION
Supplemental Financial Information
(unaudited - in thousands)

A summary of revenue is as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Software licenses and appliances	$742	$887	$1,091	$6,736
Service
Subscription, maintenance and support	5,080	5,010	15,038	13,595
Professional services and other	603	733	1,983	1,860
Total service	5,683	5,743	17,021	15,455
Total revenue	$6,425	$6,630	$18,112	$22,191

A reconciliation from GAAP results to adjusted EBITDA is as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Net loss	$(3,745)	$(1,858)	$(12,516)	$(5,222)
Interest expense, net	12	33	81	38
Income tax benefit	(77)	(43)	(276)	(147)
Depreciation and amortization expense:
Depreciation and amortization in operating expenses	57	80	170	231
Total depreciation and amortization expense	57	80	170	231
Amortization of intangibles included in cost of revenues	26	72	80	212
Amortization of intangibles included in operating expenses	163	165	488	492
Total amortization of intangibles expense	189	237	568	704
Total depreciation and amortization expense	246	317	738	935
EBITDA	(3,564)	(1,551)	(11,973)	(4,396)
Gain on sale of BriefCam, Ltd.	(50)	—	(50)	—
Increase (decrease) in fair value of derivative liability	—	1	(37)	(104)
Increase (decrease) in fair value of warrant liability	(94)	332	(1,469)	730
Other expense (income), net	(4)	55	23	252
Stock-based compensation expense:
Stock-based compensation included in cost of revenues	12	12	44	22
Stock-based compensation included in operating expenses	236	199	1,359	598
Total stock-based compensation expense	248	211	1,403	620
Transaction-related expenses	—	113	—	1,623
Adjusted EBITDA	$(3,464)	$(839)	$(12,103)	$(1,275)